UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        June 24, 2010

NeoMagic Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22009	77-0344424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2372-A Qume Drive, San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code         (408) 428-9725

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Effective June 24, 2010, NeoMagic Corporation (the “Company”) appointed Charlotte A. Willson as its Vice President of Finance and Administration and Principal Accounting Officer.

Ms. Willson has been the Company’s Director of Finance and Administration since February 2009 and Corporate Secretary since October 2009. Prior to that, Ms. Willson was the Company’s Director of Stock Administration since June 2007 and has held other finance positions with the Company since August 2003.

Prior to joining NeoMagic, Ms. Willson worked at California Micro Devices Corporation, where she was responsible for stock and legal administration and at Atari Corporation as a legal administrator. She has also held various material management positions at Burroughs / Memorex, currently Unisys Corporation, during her 13 year tenure.

Ms. Willson, age 62, does not have an employment agreement with the Company.  In connection with her appointment as Vice President of Finance and Administration and Principal Accounting Officer, Ms. Willson received an option grant effective June 25, 2010 to purchase 500,000 shares of the Company’s Common Stock, pursuant to the Company’s 2003 Stock Plan, as amended.  The shares subject to such option grant shall vest and become exercisable on each monthly anniversary of June 25, 2010 over a five year period, assuming Ms. Willson’s continued employment with the Company, on each scheduled vesting date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date:	June 29, 2010	/s/ Syed Zaidi
SYED ZAIDI
President and Chief Executive Officer